Exhibit 99.1

News media contact: Trinseo Donna St.Germain Tel: +1-610-240-3307 Email:stgermain@trinseo.com	Investor Contact: Trinseo David Stasse Tel : +1 610-240-3207 Email: dstasse@trinseo.com

FOR IMMEDIATE RELEASE

Trinseo Announces Quarterly Cash Distribution to Shareholders

Berwyn, PA — June 22, 2016 -  Trinseo (NYSE: TSE), a global materials solutions provider and manufacturer of plastics, latex binders and synthetic rubber, today announced that its Board of Directors authorized the Company to initiate a quarterly repayment of equity of $0.30 per share. The first repayment of equity will be a cash distribution payable on July 20, 2016, to shareholders of record as of the close of business on July 6, 2016.

“I am pleased with our plans to return capital quarterly to our shareholders,” stated Chris Pappas, President and CEO of Trinseo. “We believe returning cash to our shareholders to enhance overall financial returns demonstrates the confidence the Board of Directors has in our management team, our strategy, and our long-term opportunities to drive meaningful EBITDA growth and cash flow.”

About Trinseo

Trinseo (NYSE: TSE) is a global materials solutions provider and manufacturer of plastics, latex binders, and synthetic rubber. We are focused on delivering innovative and sustainable solution to help our customers create products that touch lives every day — products that are intrinsic to how we live our lives — across a wide range of end-markets, including automotive, consumer electronics, appliances, medical devices, lighting, electrical, carpet, paper and board, building and construction, and tires. Trinseo had approximately $4.0 billion in revenue in 2015, with 18 manufacturing sites around the world, and more than 2,200 employees.

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Forward Looking Statements

This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements in this press release may include, without limitation, forecasts of growth, revenues, business activity, acquisitions, financings and other matters that involve known and unknown risks, uncertainties and other factors that may cause results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. As a result of the foregoing considerations, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.